Exhibit 10.33

Contract of Trust loans

Fenghui No. 3 single trust fund

Contract of trust loans

NO: 【NT 16-020-021-002】

National Trust Co.,Ltd;

【7】Month【 2016 】Year

Contract of Trust loans

Contract of trust loans

Lender (Party A): National Trust Ltd

Address: No. 1, No. 18 in Anwai Binhe West Road, Dongcheng District, Beijing city

Zip code: 100011

Legal representative: Xiaoyang Yang

Fax: 010-84268000

Tel: 010-84268088

The borrower (Party B): Wuhan Kingold Jewelry Co., Ltd.

Address: No. 15, Huangpu Science and Technology Park, Jiang’an District, Wuhan City

Zip code: 430023

Legal representative: Zhihong Jia

Fax: 027-65694977

Tel: 027-65694977

Herein:

I	Party A according to the establishment of the National Trust - Fenghui No. 3 single trust fund (hereinafter referred to as "the trust or the trust scheme") in the trust documents agreed, in accordance with the wishes of the trustee of the trust, entrust by the trust funds to the lender's name Trust loans to Party B (hereinafter referred to as "trust loan" or "loan").

Contract of Trust loans

II	Terms that do not make a specific interpretation under this contract shall perform in accordance with the definition and meaning of the trust contract (No. NT 16-020-021-001) in accordance with the trust.

III	In accordance with the relevant laws and regulations, the two parties conclused this contract through consultation to comply with the implementation together.

Article 1 The contents of the loan

1.1	Amount of Loan

The contract under the loan amount is not more than RMB [500,000,000.00], Capital: RMB [Five hundred million]yuan as a whole. Agreed by the two parties, the contract under the loan funding for lenders to manage the trust under the trust fund.

1.2	Terms of Loan

(1) The term of the loan under this contract is the following ①:

①The term of the loan is [12] months, from the 15th July, 2016 to 14th July, 2017. The loan period from the date of payment, unless the agreement in accordance with the agreement, the Party B shall not make the repayment in advance;

②The loan period is [/] a month, the surrender period of loans to the date of payment of the first phase of the loan which is reach to [/] a month is the corresponding days; the first phase of the loan payment is the corresponding date for each period of the maturity date of the loan;

③Loan period for the surrender of the loan period is corresponding with the date of final issue of the loan which is full [/] months, and the last issue of the loan is full [/] months with the corresponding date for the loan maturity date;

Contract of Trust loans

④Loan installment payment, each installment of the loan for a period of [/] months, since the loans to the loans granted full [/] months corresponding, and the period of the loans issued full [/] months corresponding, expiry date for the loan;

(2) he principle of the loan shall not be extended under the contract. If the lender and borrower through consultation is loan extension conditions agreed, agree to roll over loans should be separately signed the contract in a supplemental agreement to be agreed by the parties, the extended deadline for a year.

(3) loan, Party B shall fill in borrowing IOU, the specific amount of the loan, is zoned shall date and the date of repayment to borrowing IOU recorded content.

1.3	Interest rate of loan

The calculation of interest under this contract shall be subject to the provisions of article third of this contract.

1.4	Purpose of loan

1.4.1 The purpose of the loan under this contract is the following (2):

(1) all trust loans under the contract are used in the construction of the project;

(2) to provide liquidity loans to Party B.

1.4.2 Without the written consent of the lender, the borrower shall not arbitrarily change the use of the loans, including but not limited to, Party B shall be under the contract of loan funds for fixed assets or equity investment and national policy restrictions, and shall not use the loans for shares and Futures

Investment, such as financial derivatives, and shall not be used for the production and operation of the state to prohibit the use of the field.

Contract of Trust loans

Article 2 Release of loan

2.1 in addition to Party A in written form agreed to give up all or part of the conditions of the provisions of this article, when and only when the following terms of loan, continue to meet and the client issued "loan notice, Party A shall not be obligated to Party B Loan:

2.1.1 Party B has made the relevant laws and regulations and the articles of association of the company to obtain the right to agree with the effective resolution of this loan;

1.1.2 this contract has been signed and entered into force, and Party B has not been in breach of this contract;

2.1.3 this trust has entered into force;

2.1.4 Party B to provide Party A irrevocable "borrowing IOU";

2.1.5 Party B has submitted to Party A all the information requested by Party A, and the information is as follows:

(1) Party B shall submit a copy of the business license of the enterprise legal person (a copy) with the official seal of the company;

(2) Party B shall submit to Party A the current and effective regulations (copies) of Party B with the official seal;

(3) Party B shall submit to Party A the legal representative ID card (photocopy) with the official seal;

(4) Party B shall submit the annual financial audit report and the financial statements (copies) within the last three months of the year by the party A;

Contract of Trust loans

(5) Party B shall submit to Party A the right to approve the loan, the effective resolution or document of this loan;

(6) the relevant materials required by the other Party A to provide loans;

2.1.6 Borrower [Wuhan kingod Co., Ltd. on its loans to the trust provides pledge, mortgage security matters issued by the internal corporation has the right to the examination and approval authority pledge collateral matters of legitimate and effective resolution, and signed by Party A. the NT support word 16-020-021-003 the pledge contract "and NT support word 16-020-021-004" mortgage contract "has been in force and completed the mortgage registration;

2.1.7 Assurance in Wuhan show only Jewelry Co., Ltd., Jia Zhihong (ID number: 420102196111133118)] has been on its loans to the trust provides joint and several liability assurance of security matters and signed with the Party of the first part of the NT support word 16-020-021-005 "guarantee contract" and NT support word 16-020-021-006 "guarantee contract" has been in force;

2.1.8 Client to obtain the insurance policy in accordance with the requirements;;

2.1.9 The borrower will pledge deposit to the client specified by the client and safe, the insurance company to complete the pledge to keep.

2.1.10 The commitments made by Party B in the eleventh items of this contract are true and valid;

2.1.11 Party B has opened the RMB loan account for the trust loan in Article 2.5 of this contract;

2.1.12 Party B agrees to subscribe to the trust industry security fund in accordance with the requirements of Party A, and the trust agreement signed by Party A has entered into force;

Contract of Trust loans

2.1.13 Does not appear any modification or issue of laws and regulations, regulatory authorities put forward new regulatory requirements and other reasons, Party A can not issue a loan under this contract or to achieve the purpose of the contract。

Confirmed by Party B, and Party B shall finish the requirements by 20th July, 2016.

2.2 Loans under this contract shall be issued by Party A in accordance with the following first 1):

1) Party A should be in after the establishment of the provisions of paragraph 2.1 of all lending conditions [5] a working days will be capital all loans once assigned to Party B for receiving loan trust loan account (hereinafter referred to as the "loan account, see Section 2.5).

2) Party A shall in all the loan conditions prescribed in paragraph 2.1 of this article established and continue to meet the established state, and Party B has initial interest on the loan in full payment to the trust property accounts, and to the party to provide the loan period can not be revoked of the borrowing IOU "[5] a working days will be the second phase of the loan funds.

2.3 If the paragraph 2.2 choice 1) issued by the way loan payment date: for loan funds actually included in the account of Party B's loans, and principle of loan funds actually included in the recorded on the Party B loan account, and borrowing IOU's designated section, should be the same day, such as inconsistent, loans issued on borrowing IOU recorded in the designated section on the subject. Loan from the date of this contract is the date of payment of the loan.

Contract of Trust loans

Such as this paragraph 2.2 select the 2) issued, the loan payment date: under this contract the trust loan payment date for the loan funds actually included in the borrower's loan account, and in principle the loan funds actually assigned to the Party B loan account, and the corresponding borrow IOU recorded the loans designated section, should be for the same day, such as inconsistent, the period of the loans issued to borrowing IOU records of the loan period designated section on the date of. The date of issuance of loans for each period of the trust and loan.

2.4 A loan by loan account shall be transferred to Party B, Party A is deemed to have loan, Party B has promised to borrow.

2.5 Under this contract, Party B receives the loan account information of trust loans as follows:

Opening Bank: branch of the China Construction Bank, road 4 branch of Hou Lake

Account Name: Wuhan Kingold jewelry Limited by Share Ltd

Account No: 42050110242500000003

2.6 Party B shall, in accordance with the agreement or by Party A written approval of the consent of the use of paragraph (or application) drawing, unless the lender agreed in writing, the borrower may not advance, postpone or cancel the withdrawal. During the loan period, without the written consent of Party A, Party B shall not cancel the loan account.

Article 3 Interest of loan

3.1 Following article 2.3, which defines the date to pay back interest, the debt will be paid by Party B in accordance with method (5)

Party B shall, in accordance with the agreement or by Party A written approval of the consent of the use of paragraph (or application) drawing, unless the lender agreed in writing, the borrower may not advance, postpone or cancel the withdrawal. During the loan period, without the written consent of Party A, Party B shall not cancel the loan account:

Contract of Trust loans

(1) Loan interest by the party since the day of interest paid once every 6 months from the date of, interest settlement date for interest, each over six months of the date and the corresponding loan maturity, interest, interest settlement date, if the above term interest payment date is not a business day, postponed to the next working day. Loan maturity should be cleared with the amount and interest of the loan。

Each interest calculation way: each interest payment date payable interest = sigma (daily loan duration of the principal amount x [/]%/360. "Sigma" during the calculation for node on a daily interest (inclusive) to the interest settlement date (not included), at the end of a calculation period for adjacent a bear interest (including) loans to maturity, (not included).

(2) Corresponding to its specific respectively under the terms of the contract the trust loan interest, loan interest, [] working days to pay the loan principal amount [] as a percent of the loans of the first interest, the downpayment loan interest payment amount = []; the period of the loan, interest rates by Party B in accordance with every three months / months / 12 months) to pay the loan interest, respectively, for the period of loan interest as of the date of each full (3 months / months / 12 months), and the loan maturity, interest on interest settlement date, the maturity of the loan when Lee with the clear, if the above term interest payment date for non working days, will be postponed to the next working day.

Corresponding to its specific respectively under the terms of the contract the trust loan interest, loan interest, [] working days to pay the loan principal amount [] as a percent of the loans of the first interest, the downpayment loan interest payment amount = []; the period of the loan, interest rates by Party B in accordance with every three months / months / 12 months) to pay the loan interest, respectively, for the period of loan interest as of the date of each full (3 months / months / 12 months), and the loan maturity, interest on interest settlement date, the maturity of the loan when Lee with the clear, if the above term interest payment date for non working days, will be postponed to the next working day.

Contract of Trust loans

(3) Loan interest by Party B in accordance with the quarter payment, the interest, the last month of each quarter [], (that is, [] days and months [] days and months [] days and months []), and the maturity of the loan,, interest, interest settlement date, where the interest from the date of the first naturally quarter at the end of the month [] days for the first bear interest, if the above term interest payment date is not a business day, will be postponed to next work;

Each interest payment date payable interest = (daily loan duration of the principal amount x []%/360. "Sigma" during the calculation for node on a daily interest (inclusive) to the interest settlement date (not included), one of the first calculation period for daily interest (inclusive) to adjacent the first node daily interest (not included); at the end of a calculation period for adjacent a bear interest (including) loans to maturity (not included) or loans repaid after the day (not included), sigma.

(4) Natural specific interest as the date of the period of the loans interest from [/] a working days to pay the loan principal amount of [/]% of the loan period of the first, the loan period of the first interest payment amount = []; the rest of the loan loan interest by Party B according to the natural quarterly payments, interest settlement date for each calendar quarter at the end of the month [/], (i.e. March [] on June [] on September [] on December [], and the term loan maturities, interest on interest settlement date, interest, where the first quarter at the end of the month [], for the remaining loan interest of the first node information, and if the above term interest payment date for non working days, will be postponed to the next working day;

Contract of Trust loans

Or a first (including interest, "the existence of the downpayment loan interest beyond the calculation of interest on the way: each period for each loan interest, interest payable = sigma (the day loans loan principal amount x []%/360 the loan sigma calculation period for the loans on a node to the node information day (not including) the first calculation period for the period of loan interest, (including) to the adjacent node information day (not included). At the end of a calculation period for the neighboring node information day (inclusive) to the period of the loan maturity date (not including) the loan repaid completed (not included)。

(5) Under this contract, the loan interest divided two ways of collecting:

A. The first loan interest rate and payment time:

The borrower shall to the loan payment date [3] a working days, a one-time payment of RMB [20.5 million yuan, as an integral part of the initial interest. The borrower hereby confirmed that the initial loan interest is not to the borrower's actual borrowing period limit, the lenders charge upfront loan interest, non refundable borrower nor for any reason on the initial loan interest to the lender of any claim.

B. Remaining loan interest and payment time:

The remaining loan interest calculated in accordance with the interest rate of a year 8%/2 , in the initial loan interest paid, full 6 months corresponding to the date of payment, if the payment date is not a business day, will be postponed to next working day.

Recovery under this contract trust loan interest, Party A has the right to 3 working days to Party B to send the interest receivable in advance notice, Party B guarantees at the appointed time according to the notice of the interest receivable, record the amount of unconditional to party a pay interest and / or principal.

Contract of Trust loans

3.2 After Party A's receipt of Party B to pay the interest payments, such as Party A Party B's written request to provide the collection documents ", the Party of the first part only according to its internal regulations issued by Party B to the stamped with the interest income from a special financial stamp" receipts ", as the Party of the first part has received B to pay interest on interest income certificate.

Article 4 Loan principal repayment

4.1 Except otherwise stipulated in this contract, Party B as any other contract party to Party B the repayment of funds sources of any agreement, the agreement was not affected and against Party B to perform this contract under the terms of payment of principal and interest obligations.

4.2 Party B shall repay all the principal of the loan before the maturity date of the loan. Party B shall repay the principal of the loan in accordance with the following (1):

(1) Lump sum, Party B shall repay all the principal of the loan on the maturity date of the loan.

(2) On the day of the month of the date of the full moon, Party B shall pay back the principal of the loan. Party B shall repay all outstanding principal balances on the maturity date of the loan.

(3) Each loan from the date of each full [] months of the corresponding date, B direction of the first party to repay the loan principal [million], while the interest of the. Party B shall repay all the principal balance on the maturity date of the loan.

(4) Each loan from the date of each full [] months of the corresponding date, B direction of the first party to repay the loan principal [], while the interest of the. Party B shall repay the principal balance of the loan at maturity on the maturity date of each period of the loan.

Contract of Trust loans

4.3 Party B shall pay to Party A the loan principal, interest, and such as breach of this contract shall be paid to party a penalty interest and compound interest, default damages and compensatory damages, the contract of all payments, should be merged in the following account designated by Party A:

Bank: Industrial and Commercial Bank of China Beijing branch of the Golden Tree Street

Account Name: National Trust Ltd

Account NO: 0200 2914 1920 0056 695

4.4 Party B in accordance with the contract agreed in advance of the repayment, must advance [15] a written application to Party A, the party a written consent before the repayment, the contract otherwise agreed.

Article 5 Guarantee measures

5.1 The guarantee for the loan under this contract is:

Borrower [Wuhan Kingold Co., Ltd.] under this contract trust loans provide pledge, mortgage and security matters and party a signed number for NT support word 16-020-021-003, the pledge contract "and numbered for NT support word 16-020-021-004," mortgage contract ", specific to the number of NT support word no. 16-020-013-003" pledge contract "and numbered for NT support word no. 16-020-013-004 the mortgage contract of" Agreement shall prevail;

Assurance in Wuhan show only Jewelry Co., Ltd., Jia Zhihong (ID number: 420102196111133118 under this contract trust loans provide joint guarantee and ensures that matters to party a signed number for NT support word 16-020-021-005, the "guarantee contract" and number for NT support, 16-020-021-006 word of "guarantee contract", specific to the "guarantee contract" Agreement shall prevail.

5.2 Party B has the obligation to promote the mortgage, the pledge and the guarantor and Party A on the specific guarantee of the contract signed the relevant guarantee contract, the specific security matters related to the contract agreement shall prevail.

Contract of Trust loans

5.3 Party A shall have the right to request Party B or its designated third party to provide a separate guarantee when the value of the guarantee is reduced or destroyed or lost.

5.4 If the contract of two or more than two kinds of guarantee, Party A has the right to choose any of them a or several guarantee to achieve security interests and chosen by Party A a or several guarantee does not affect and the exclusion of other security contract shall enjoy any rights. Unless Party A written representation, Party of any of its guarantee rights fails to do so, part of the exercise and / or delay in exercising shall not constitute the rights and gave up, also do not affect, stop and prevent Party A the right to continue to exercise or the exercise of any other right.

Article 6 Repayment order

6.1 If the amount of money paid by Party B is less than the total amount paid in accordance with the terms of this contract, the payment shall in accordance with the following order:

6.1.1 Payment of expenses, damages and liquidated damages payable in accordance with the provisions of the contract or in accordance with the provisions of this contract;

6.1.2 Pay the penalty, interest;

6.1.3 Interest payable;

6.1.4 Payment of principal.

6.2 The amount of money paid by Party B is not enough to pay off all the money in the same order, and shall be paid in accordance with the proportion of the occurrence of the relevant payment.

Contract of Trust loans

Article 7 Maturity of the loan

7.1 Party B shall, in accordance with the contract, put forward the application for repayment ahead of schedule, and Party B may advance some or all of the repayment after Party A's written consent, except as otherwise provided in this contract.。

7.2 Party B shall, in accordance with the contract, put forward the application for repayment ahead of schedule, and Party B may advance some or all of the repayment after Party A's written consent, except as otherwise provided in this contract;

7.2.1 Party B fails to draw money in accordance with the contract, or fails to use the loan fund in accordance with the provisions of article 1.4 of this contract;

7.2.2 Party B fails to comply with the commitments, or the loan application materials and procedures provided by the false ingredients;

7.2.3 Party B is forced or voluntarily closed down;

7.2.4 Party B shall be considered by Party A to affect the major operating errors or changes in the financial position of the loan security;

7.2.5 Party B shall be subject to administrative sanctions and judicial sanctions against major illegal business operations;

7.2.6 If Party B has the right to affect the ability to pay for the transfer, without prior notice to Party A or although the notice but without Party A's written consent;

7.2.7 Party B shall have the circumstances of separation, merger, liquidation, reorganization, revocation, bankruptcy, dissolution, etc. that may affect the safety of the loan.;

7.2.8 Party B fails to repay any principal or interest on time in accordance with the contract;

Contract of Trust loans

7.2.9 Party B misappropriation of loans;

7.2.10 Party B breaches the contract with Party A or other third party for other loan, loan and credit;

7.2.11 Party B in the bank account of the occurrence of the seizure, freezing, withholding funds and other legal enforcement measures or enforcement measures, the party that has affected the repayment capacity of Party B;

7.2.12 Party B is being sued by other creditors for major debt disputes (Zhong Cai) or by the court (Zhong Cai institution) to make the seizure, freezing, seizure of property or by the court to enforce the ruling;

7.2.13 Party B fails to subscribe to the trust industry security fund;

7.2.14 Party B violates other provisions of this contract.;

7.2.15 Other cases where Party B is considered to affect the safety of loan.

7.3 Not the prior written consent of Party A, Party B in advance to return debt contract under the loan in full or in part, Party A has the right to request Party B to deadline for repayment of the principal contract all loan principal and interest.

7.4 If 7.1 prepayment conditions occur, the interest rate of the loan in advance shall be calculated according to the actual number of surviving days of the loan, and the interest paid by Party A shall not be refunded.

and 7.3 paragraph, loan interest according to the contract interest rate and interest during the calculation to the agreed loan maturity. At the same time, Party B shall also be to Party A to pay the contract agreed by the principal, penalty interest and compound interest, default payment, compensation etc.

Contract of Trust loans

7.5       Party B shall not cancel the agreement: Party A shall have the right to require Party B to pay off all the debts in advance according to the requirements of the client. Party A hereby announces that the loan is due in advance, and Party B shall, in accordance with the requirements of Party A, pay off all the debts under this contract.

Article 8 Information disclosure

8.1 Party B shall, in accordance with the following requirements, disclose the relevant information to Party A in a timely manner:

8.1.1 During the trust loans under this contract, Party B shall annually in [/], [/] months ago [/] to submit a quarter financial report within five working days every year. [/] month and caring] recently submitted in the first half of the full set of financial report every year. [/] month and caring] recently submitted will gauge accountants audit the fiscal year of the full set of financial statements (including balance sheet, income statement, cash flow statement and audit report);

8.1.2 such as change of enterprise name, domicile, registered capital, business scope, company type, amendments to the articles of association of the company, the three Fang Zengzi and equity structure changes, or in the aspects of financial, business occurred significant changes, should advance [10] working days prior written notice to Party A, and after the completion of the change of will relevant information of Party A for the record. Party B legal representative or responsible person in charge of a significant change, should be in the event of changes [10] written notice within a working day;

8.1.3 Party A shall have the right to request Party B to provide the important and dynamic information of the use of loan funds at any time, and Party B shall provide timely.

Contract of Trust loans

Article 9 Supervision of the use of loan

9.1 The Party A shall have the right to inspect the use of the trust loan funds under this contract after the trust loan fund is paid. Party B shall according to Party A's requirements to the submitted a written report on the implementation of trust loan funds and the corresponding funds to use certificate, including but not limited to, contracts, invoices, etc.; Party A has the right to the use of on-site inspection loan, Party B shall actively cooperate with, and in accordance with the requirements of Party A, provide relevant information.

9.2 The contents of Party A shall include but not limited to:

9.2.1 Whether the use of loans to change, whether for land consolidation, whether the inflow of securities trading, futures trading, venture capital and other laws and regulations and financial regulations prohibit the inflow of the field;

9.2.2 Party B operating conditions and performance is good, there is no major accident, whether it involves a major litigation seriously affect the repayment capacity;

9.2.3 Other circumstances that Party A considers to be checked.

9.3 If Party A in process inspection found that Party B is not according to the contract agreed by the uses use to borrow funds, have the right to take, including but not limited to announce in advance loan maturity, impose a punitive interest and require Party B to the deadline to be correction measures, and require Party B to assume the liability for breach of contract.

Article 10 Lender / Party A's statement and guarantee

10.1 The lender is a trust company established in accordance with the law;

Contract of Trust loans

10.2 The loan person shall have completed the internal authorization procedure required by this contract, and signed this contract is the effective authorized representative of the lender, and this contract shall be effective as to the lender;

10.3 The lender is in accordance with the provisions of the trust contract to trust funds to issue loans under this contract.

Article 11 Statement and guarantee of the borrower / Party B

11.1 Party B is enterprise legal person which register establishment and exist in administrative department for Industry and commerce in accordance with the law, which hold a valid business license, has the ability to remain in good operating condition, the right to operate the business related to the use of the loans under and the contract, and has the right to sign and the performance the contract ;

11.2 Party B has completed all authorization procedures for the signing of the contract required. Party B has got the approval and authorization of the transaction issued by the authority for examination and approval. Party B's effective authorized representative sign this contract and once the contract signed which has a legal binding to Party B;

11.3 Party B shall ensure that all the documents provided by Party B are true, accurate, legal and effective, and the copies of the documents presented are in conformity with the original;

11.4 The financial statements provided by Party A in accordance with the existing laws and regulations as well as the generally accepted accounting standards, the true and accurate reflection of the financial position of Party B during the reporting period;

Contract of Trust loans

11.5 Party B signs or performs the obligations under the contract does not violate any other agreement, administrative regulations or the company articles of association, there will not exist any legal and business interests conflict with the other agreement, administrative regulations or the company's articles of incorporation’

11.6 Party B shall not conceal any of the circumstances, including, but not limited to, any of which it has occurred or is occurring and may affect its performance:

(1) major violation of discipline, violation of law or claims that implicate in its principal leaders;

(2) major event of default under other contract terms;

(3) obligation incurred, or the debt, or the guarantee provided by the third party;

(4) major litigation and arbitration cases pending;

(5) other circumstances which may seriously affect its financial position and solvency;

11.7 Party B agreed to a direction of the people's Bank of China and the credit administration department approved the establishment of credit database or the relevant units, check with the Department of Party B's credit status, and agrees that Party A to provide information to the people's Bank of China and the credit administration department approved the establishment of credit database. Party B agrees that Party A may reasonably use and disclose Party B's information for business needs;

11.8 The above statement and pledge are effective before that all debt obligations under this contract are completed.

Contract of Trust loans

Article 12 The rights and obligations of Party A

12.1 The right to require Party B to provide all the information related to the loan;

12.2 Party A shall comply with the contract, the terms of the agreement, the amount and the interest rate to the borrower trust loans (except for the reasons for the borrower delays);

12.3 Party A have the right to request Party B to repay loans on schedule and in full;

12.4 The right to understand the production and operation of Party B, financial activities and operations and repayment plans;

12.5 Party A has the right supervise the borrower use the loan according to the contract agreed purpose, right personally on the borrower's funds use, business development and corporate management, supervision, inspection, require the borrower to make a note of related matter, require the borrower to correct the use of funds in the presence of breach of contract, the borrower escape Lender oversight, arrears of the principal and interest of loans or other breach of contract, the right to take the necessary legal, economic and administrative means to safeguard their legitimate rights and interests.

12.6 Party A has the right to request Party B to return the loan or stop payment of loans outstanding in accordance with the provisions of this contract, ;

12.7 When the Party B occur with major transfer of property rights, the institutional change, transfer of debt of creditor's rights and other factors that may affect the security of the loan behavior, Party A has the right to request Party B immediately settle the contract under the principal and interest of the loan and other related expenses, or transfer the debts implement under the names that Party A agrees to accept , or provide new security measures that Party A agrees to accept.

12.8 if the borrower fails to pay the contract trust loan or other related payments, have the right to exercise the right of guarantee;

12.9 people have the right to entrust the contract claims instructions will be funded by the loan at any time to transfer to the third party;

Contract of Trust loans

12.10 the obligations, finance, production and operation of Party B shall be kept confidential, except in accordance with the laws, administrative regulations, rules or the state's right to require the disclosure of the institution;

12.11 the client confront pledge during the custody period, pledge the dynamic pledge rate of 70% or less, if the investment period, pledge value fell by 5%, Party A has the right to request Party B immediately to cover short positions or to repay part of the loan to meet the pledge rate of 70% of the dynamic. If Party B fails to cover positions within the prescribed period or repay the loan, Party A has the right to terminate the contract in advance, the disposal of collateral.

12.12 Party B should pledge to be insured, insurance clauses by both parties jointly negotiated, in the two months prior to the expiration of the insurance, Party B shall pledge to renewal, if Party B fails to timely renewal as a breach of contract, Party A has the right to early termination of the contract and require Party B to repay the principal and interest.

12.13 Perform obligations and other rights according to the laws and regulations as stipulated in this contract.

Article 13 The rights and obligations of Party B

13.1 Have the right to extract and use all loans in accordance with the contract;

13.2 Party B shall faithfully provide the documents and information provided by Party B shall cooperate with Party A for loan investigation, examination and inspection, as well as the management of loan funds and post loan management;

13.3 Party B shall accept Party A's supervision and inspection of the use of loan funds and the production and operation and financial activities;

Contract of Trust loans

13.4 The borrower shall use the loan funds under the contract , shall not in any way misuse, misappropriation; the borrower is committed to the application of funds in accordance with laws and regulations and national industrial development policy guidance in the field, do not use to state expressly prohibited and the recent national macro-control policies to strictly control field, capital method is not in violation of the provisions of other laws, regulations and policies of the state, and truthfully provide loan funds instructions for use and payment vouchers;

13.5 The principal and interest of the loan shall be repaid on schedule and in full in accordance with the contract;

13.6 Party A transfer all or part of the contract to the third party, shall obtain the prior written consent of Party A;

13.7 The borrower's transfer or disposal of its operating assets in other ways related to the total assets listed in its recent financial statements, and more than 30 percent of the total assets listed in the financial statements shall be prior written consent by the lender;

13.8 The borrower as relates to the change of ownership and / or institutional changes (including but not limited to merger, division, reorganization, equity transfer, capital reduction), the borrower shall at least 15 working days will be related to changes in the plan submitted to the lender's written consent, but in case of borrowers Limited to the listed company to fulfill the obligation of information disclosure, except, the changes in the program shall not damage the lender of the legitimate rights and interests of the contract under the;

13.9 The borrower, such as the transfer, pledge, set off or otherwise disposed of its third party held a major creditor's rights (the amount of the creditor's rights of [10] million yuan, including the number), prior written consent of the lender;

13.10 The borrower shall not sign any agreement or document that damages the interests of the lender or any of the interests of the lender;

13.11 The borrower shall cooperate with the lender, according to the contract of loan funds use, loan business development, the company's major business are understand, check and the obligation to provide relevant information to the lender.

Contract of Trust loans

13.12 The borrower should cooperate with the lender to the borrower's credit rating, credit investigation, and in accordance with the requirements of the lender to provide the relevant information;

13.13 The borrower to provide guarantees, such as the amount of the guarantee will be more than 50 of the net assets listed in its recent annual financial statements, should be prior written consent of the lender;

13.14 Ensure that the person's ability to guarantee the decline, enough to affect the safety of the loan, the borrower should promptly notify the lender, and the lender required within the deadline to make up the guarantee;

13.15 Reduce the value of collateral, enough to affect the safety of the loan, the borrower should promptly notify the lender, and in accordance with the requirements of the lender to take the necessary measures;

13.16 In fiscal year net profit after tax to zero or negative, or after tax profit is not enough to make up for the previous accounting year of the cumulative loss or pre tax profit for the borrower pays off in accounting for the annual internal settlement of principal, interest and fees or a pre tax profit is not sufficient to pay off a principal, interest and other charges, the borrower is not in any form to the shareholders dividends, dividend;

13.17 In the validity period of the contract, the borrower in the event of discontinued, closed, cancellation of registration, revocation of the business license, the legal representative or the main person in charge of the to engage in illegal activities, involving the major litigation activities, production and operation of the serious difficulties, the deteriorating financial situation should immediately notify the lender, according to lenders to implement the requirements of the contract under the debt settlement and guarantee;

13.18 Perform the laws and regulations and other rights and obligations as stipulated in this contract.

Contract of Trust loans

Article 14 Charges Clause

14.1 Party B shall bear the expenses for reasonable expenses under this contract, including but not limited to the expenses for notarization, authentication, evaluation, registration, etc..

14.2 Party B failed to repay the loan principal and interest and lead to Party A for collection of the loan principal and interest expenses, including but not limited to the announcement, serve, appraisal fees, attorney fees, litigation costs, poor travelling expenses, assessment fees, auction fees, property preservation fee, compulsory execution fees, realize the creditor's rights fees, shall be borne by Party B.

Article 15 Default event and default liability of the Lenders

15.1 The lender has no justifiable reason for breach of this contract, the borrower has the right to require the lender to correct the deadline; if borrower to make a loss, the borrower shall have the right to claim damages for the lender.

15.2 As a result of the trust is not set up or should be regulated by the requirements of the lender and the lender can not be issued to the borrower, the lender does not assume liability for breach of contract.

Article 16 Default event and default liability of the borrower

16.1 Default event and default liability of the borrower

(1) Borrow provides a true, complete and effective financial statement, production and operation status and other relevant information not in accordance with the requirements of the lender;

(2) The loan is not used in accordance with the prescribed purpose;

Contract of Trust loans

(3) Fails to repay the principal and interest of loans;

(4) Refuse or obstruct the lender to implement supervision and inspection of the use of the loan;

(5) Transfer of assets to escape the debt;

(6) The borrower’s operating and financial conditions deteriorates, likely to endanger the safety of loan, or involved in or is going to be involved in a major lawsuit or arbitration procedure and other legal dispute, have been or may affect or impair the lender in the rights under the contract.

(7) Any other debt that has been held to affect or may affect the performance of the obligations of the Lender under this contract;

(8) During the validity period of the contract, the implementation of contracting, leasing, mergers, acquisitions, joint ventures, division, joint venture, joint-stock transformation and change or conversion mode of operation management mechanism, have been or may affect or impair the lender in the rights under the contract.

(9) In violation of the borrower's statement and guarantee;

(10) The collateral endanger the contract creditor's rights security when appears one of the following circumstances: (I) collateral value decreased significantly; (II) collateral is seized, lien, auction, supervision of the executive authorities, or ownership dispute; (III) the mortgagor violates matters of mortgage contract either agreed or representations and warranties of any false, errors, omissions, and (IV) endanger the lender guarantees the realization of the rights of other circumstances;

(11) Guarantee (in whole or part) does not come into existence, not effective, invalid, revoked, rescinded, the guarantor defaults or expressly or by their actions that will not perform the obligation of warranty, or the value of the security reduction, and other situations, endangering the creditor's right security under this contract ;

(12) The borrower’s guarantee for the pledge, dynamic pledge rate higher than 75%, and the borrower fails to cover short positions or repayment of loans;

Contract of Trust loans

(13) For security of the pledge, the borrower fails to insure according to the lenders’ requirement or renew the insurance before two months’ expire ;

(14) Other circumstances in which the lender considers sufficient to affect the realization of the creditor's rights;

(15) The borrower did not subscribe to the trust fund in accordance with the requirements of the lender;

(16) Other contractual obligations in breach of this contract.

16.2 The borrower does not issue “Borrowing certificate” to lender as promised and does not submit other documents to apply for a loan as required by the lender, then the contract would be terminated in advance, the borrower shall pay RMB 50,000 as compensation to the lender.

16.3 The lender has the right to exercise one or more of the following events in the case of a breach of the above 16.1:

(1) Stop lending, announce the loan in whole or in part due immediately, require the borrower to immediately repay the debt contract principal of all loans and calculated interest rate and term of the loan interest according to the contract;

(2) In the case of a breach of contract 16.1 other than the (2) and (3) of the borrower, the lender shall have the right to charge the borrower a default payment with 0.1 % of the principal amount of the loan;

(3) The borrower fails to repay the loan in full trust contract under the principal or interest (including all or part of loan principal and interest payable announced by the lender that ahead of maturity), the lender shall have the right to require the borrower to pay within a set time and then the unpaid loan principal since the late date according to the overdue penalty the interest rate ( rise up to 50% according to the actual loan interest rates, which is overdue loans overdue impose a punitive interest rate = actual loan fund rate X 150%) received daily penalty, until the trust loan repaid on time; when the accrued interest contract in accordance with the loan interest rates rise up 50% by the recovery of profits since the late date interest payable, until paid in full.

Contract of Trust loans

(4) The borrower misappropriation and diversion of the contract under the loan, the lender shall have the right in advance to recover the full trust loans, and has the right to self misappropriation and diversion of the day was misappropriated loan trust principal by impose a punitive interest rate (according to the actual loan annual interest rate broke surface 100%, that is, misappropriation of impose a punitive interest rate = misappropriation of loan fund start lending in real interest rate x 200%) daily impose a punitive interest, until the trust loan principal and interest in full settlement date.

If the borrower is diverted to the misappropriation of loan under this contract and fails to return the principal and interest of loans should be in accordance with higher penalty rates impose a punitive interest, can not impose.

(5) Requiring the borrower to make corrections within a time limit.

(6) Enforcement of security rights.

6.4 Because of the borrower's breach of contract and filed a lawsuit / application for arbitration, the loan for the litigation / arbitration payment litigation / arbitration fees, hire lawyers and other legal costs should be borne by the borrower.

6.5 If the lender is not sufficient to make up for the loss of the lender (including direct and indirect losses), the lender shall have the right to claim compensation for the loss;

Article 17 The division of tolerance and clause

17.1 within the validity period of the contract, lenders to borrowers any default given any tolerance, grace or delay the exercise, not the rights under the contract, are without prejudice, affect or restrict the lender, in accordance with the provisions of this contract and the provisions of relevant laws to enjoy all the benefits, regarded as the lender of any default by the license, shall not be regarded as the lender any default to take legal action to give up, also should not be regarded as a lender to under this contract rights, rights and interests of give up, nor does it affect the borrower in the contract should bear any obligation.

Contract of Trust loans

17.2 the rights, interests and remedies provided for in this Agreement are cumulative and may be exercised at the same time, and may be exercised separately, without the exclusion of any other rights, interests and remedies provided by law.

17.3 if any provision of this contract is null and void and does not affect the validity of any other provision of this contract.

Article 18 Secrets

18.1 Both parties assume the obligation of confidentiality on matters related to this contract and the contract , without the written consent of the other party, any party shall this contract any related matters in addition to the contract related when disclosure parties other than the others, but because of the following situations of disclosure except:

1) The disclosure obligations of the lender to the client and the beneficiary, in fulfillment of the information disclosure obligations specified in the legal regulations or trust documents;

2) In the normal course of business commissioned audit, lawyers and other staff to the disclosure, but the premise is the staff must be on the aforementioned work informed with the contract related information undertakes the obligation to keep confidential.

3) The information and documents can be obtained from the public access or disclosure of the information is required by laws and regulations;

4) To the court or in accordance with the requirements of any pre litigation disclosure procedures or similar procedures, or in accordance with the legal procedures adopted by the disclosure relating to the contract;

Contract of Trust loans

5) The lender's disclosure to the financial regulatory authorities in accordance with the requirements of the financial;

6) Disclose to the transferee or the potential transferee as a result of the lender's disposal of the loan.

18.2 The provisions of this article shall remain in effect after the termination of this contract.

Article 19 Changes, termination and termination of the contract

19.1 Except as otherwise provided in this contract, any party may unilaterally modify or terminate this contract after the effect of this contract. Modifications or changes to the contract must be agreed upon by the lender and the borrower and a written agreement shall be reached.

19.2 The borrower hereby agree that the lender has the right to the contract under all or part of the transfer of rights to the third person, no need to ask the borrower's consent, but the lender shall timely notify the borrower of the above transfer matters; not the written consent of the lender, the borrower shall not the contract under the obligations transferred to the third party.

19.3 In case of national laws, regulations, rules or policy changes, resulting in all or part of the terms of the contract no longer meets the requirements of national laws, regulations, rules or policies, both the lender and the borrower shall consult promptly as soon as possible to amend the relevant provisions.

19.4 The two parties shall notify each other in time and take effective measures to prevent the loss of the expansion as a result of force majeure. Suffer from force majeure party should provide about the document of the events of force majeure occurrence and impact of the event of force majeure to each other after the incident 15workdays , the details and the relevant government departments issued. The two sides should promptly consult the solution.

Contract of Trust loans

19.5 Trust is not established; the lender has the right to terminate this contract and does not have to bear the liability for breach of contract. Such as for borrowers do not provide timely relevant loan before the review, the guarantor not timely processing of related security procedures and other reasons resulting in trust is not established, the lender has the right to require the borrower and guarantor bear the resulting liability for damages.

Article 20 Notice

20.1 Notification and delivery

20.1.1 Any party sends a notice or other correspondence (hereinafter referred to as the "correspondence") to another should be in accordance with the contract records on the other side of the contact, by personal delivery, courier, registered letter or fax issued, and entry into force in the following conditions:

(1) Delivered by personal, the delivery date is deemed to be served;

(2) Send by express delivery or registered letter, the date of receipt is deemed to be served;

(3) If the recipient did not sign or reject, third working days from the the date of sending document held by notification party or the date recorded in the domestic registered mail as served.

(4) Issued by fax, deemed as sender receive the fax confirmation from recipient.

(5) When using the above methods at the same time , according to the fastest to reach each other.

20.1.2 The two parties confirm the contact details as follows:

Party A: National Trust Ltd

Contact: Zhang Lei

Address: Yard 1, Anwai Binhe West Road No. 18, Dongcheng District, Beijing City, Zip code: 100011

Tel: 029-86265402

Fax: 029-86265402

Contract of Trust loans

Party B: Wuhan Kingold jewelry Limited by Share Ltd

Contact: Huang Yi

Address: No. 15, Economic Development Area, Jiangan District, Wuhan

Zip code: 430023

Tel: 027-65694977

Fax: 027-65694977

20.1.3 If the contacts (including contact person or contact information) of this contract changes, the change party shall notify the other party in writing within 5 days after the change. Before the receipt of the notice of the change party’s information, the other party shall deem the documents and notice issued by the contact information before change.

Article 21 Applicable of law and dispute resolution

21.1 The conclusion, effectiveness, performance, interpretation, amendment and termination of this contract shall apply to Applicable of Law of People's Republic of China (for the purposes of the contract, not including the laws and regulations of the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan region).

21.2 If dispute occurs in the performance of this contract, the two parties shall conduct consultation or mediation; if the negotiation or mediation fails, the court shall file a lawsuit to the people's court that has jurisdiction over the contract.

Contract of Trust loans

21.3 During the litigious process, the parties shall continue to perform the obligations of other parts in addition to matters where the parties in dispute.

Article 22 Effective conditions and conditions of the loan contract

22.1 This contract is valid after the legal representatives or authorized representatives from both sides sign and stamp the contract.;

22.2 This contract shall fail when satisfy the following conditions:

22.2.1 Party B pay off all the Mortgage Payment and other expenses under the contract;

22.2.2 In accordance with the conditions of this contract, according to the instructions of the principal, Party A decide to terminate the contract;

Article 23 Other matters stipulated by Party A and Party B

23.1 According to "Trust industry security fund management approach" of China Banking Regulatory Commission and related regulatory policies, Party B shall entrust Party A to subscribe trust industry security fund. Party B should sign “Trust industry security fund subscription agreement” according to the requirements of Party A and the industry commissioned subscription agreement "and subscribe trust industry security fund in time accordance with the contract, the amount should be 1% of the loan fund from Party A to Party B.

23.2 Issues unmentioned in the contract, the lenders and the borrowers negotiate to deal, or shall perform in accordance with the provisions of relevant laws and regulations of the state. The two parties may reach a written supplementary agreement in writing by the laws and administrative rules and regulations, which shall have the same legal effect as this contract.

23.3 This agreement is in 8 duplicates. Part A and Part B each have two copies. Remaining used for the relevant procedures, each of which has the same legal effect.

Contract of Trust loans

Special note: All the terms and conditions of this contract have been fully negotiated. Text in print statements of the contract and the handwritten text representation have equal effect. The borrower shall ensure that prior to the signing of this contract have to has fully paid attention to the terms of the waiver or limitation of liability and terms and conditions agreed upon by the borrower under this contract before signing this contract. Both parties have no objection to understand all the terms and conditions of this contract.

(No body)

Contract of Trust loans

(This is signature page with number "NT 16-020-021-002" of the "contract of trust loans", no body)

Party A: National Trust Co., Ltd	Party B: Wuhan Kingold Jewelry Co., Ltd

Legal representative:	Legal representative:

Authorized representative	Authorized representative

(signature or seal):	(signature or seal):

Signing date: July 11st, 2016

Place of signing: [Chaoyang District, Beijing]

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